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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-41573 and 333-28451, of Itron, Inc. and subsidiaries on Form S-3 and Registration Statement Nos. 333-28933, 333-63147 and 333-04685, of Itron, Inc. and subsidiaries on Form S-8 of our report dated February 17, 1999, appearing in this Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 1998.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of Itron, Inc. and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE  LLP

Seattle, Washington
March 26, 1999